EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         As independent registered public accountants, we hereby consent to the incorporation by reference in the following registration statements of our report dated June 12, 2015 included in Onstream Media Corporation's Form 10-K for the year ended September 30, 2014.

         *        Registration statement on Form S-8, SEC file number 333-63822, as filed with the Securities and Exchange Commission on June 25, 2001, and

         *        Registration statement on Form S-8, SEC file number 333-64588, as filed with the Securities and Exchange Commission on July 3, 2001.

/s/ Mayer Hoffman McCann P.C.

MAYER HOFFMAN MCCANN P.C.

Certified Public Accountants

Boca Raton, Florida

June 12, 2015